BMC  Buckbee-Mears St. Paul

March 8, 1999

Mr. Henry Zaidan
GMT Corporation
245 East 6th Street
St. Paul, MN 55101

Dear Henry,

I am pleased to notify you that we will be renewing our lease for the PS-3 space for the period of March 1, 1999 through February 29, 2000 per the terms of the lease amendment on August 1, 1998.

Sincerely,

/s/Benjamin A. Teno

Benjamin A. Teno
Vice President, General Manager

BT/jw